Exhibit 99.1

NEWS RELEASE

Contact: Michele Long Senior Director – Communications Phone (610) 251-1000 mmlong@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP ELECTS WILLIAM L. MANSFIELD LEAD INDEPENDENT DIRECTOR

BERWYN, Pa. – May 3, 2021 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today announced that its Board of Directors has unanimously elected William “Bill” L. Mansfield as Lead Independent Director, effective July 21, 2021. Mr. Mansfield will succeed General Ralph “Ed” Eberhart, who has served as a director since June 2010, Chair from April 2015 to November 2020, and Lead Independent Director since November 2020. Gen. Eberhart is expected to remain on the Board as a director following the transition.

Mr. Mansfield joined the Board in November 2012 and, since July 2020, has served as Chair of the Finance Committee. He previously served as Chair of the Compensation and Management Development Committee from July 2018 to July 2020, and as Chair of the Audit committee from July 2015 to July 2018.

General Larry O. Spencer, Chair of Triumph’s Nominating and Corporate Governance Committee, said, “Bill is well qualified to serve as Lead Independent Director. Throughout his tenure, Bill has been a strong leader and tremendous asset to the Board, and, together with the rest of the directors, we are confident he will uphold Triumph’s commitment to best-in-class corporate governance in his new position.”

Colleen C. Repplier, who has served as a director since August 2019, will take over as Chair of the Finance Committee, effective July 21, 2021.  A former senior executive at Johnson Controls, Tyco International, and The Home Depot, Colleen also serves as Lead Independent Director at Kimball Electronics Inc.

Daniel J. Crowley, Triumph’s Chair, President and Chief Executive Officer, said, “Bill’s years of experience as a public company chair and CEO and deep knowledge of Triumph will maintain strong board independence and support  the Company’s efforts to drive shareholder value. We are also pleased that Triumph will continue to benefit from Ed’s valuable industry and government insights and experience in his continuing role as a director.”

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the company's website at www.triumphgroup.com.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators. More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations about the Company's operations and transformation in the future. All forward-looking statements involve risks and uncertainties which could affect the Company's actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group's reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

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